SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2014

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)           Air T, Inc. (the “Company”) held its 2014 annual meeting of stockholders on September 3, 2014.

(b)           At the annual meeting:

•	Seth G. Barkett, William R. Foudray, Gary S. Kohler, Andrew L. Osborne, John A. Reeves, William H. Simpson and Nicholas J. Swenson were elected as directors;

•
the stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the annual meeting; and

•	the stockholders approved a resolution ratifying the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

The tabulation of votes with respect to each of these matters is set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Seth G. Barkett	1,377,962	19,293	831,469
William R. Foudray	1,340,663	56,592	831,469
Gary S. Kohler	1,378,812	18,443	831,469
Andrew L. Osborne	1,383,012	14,243	831,469
John A. Reeves	1,379,062	18,193	831,469
William H. Simpson	1,378,012	19,243	831,469
Nicholas J. Swenson	1,383,812	13,443	831,469

Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-votes
1,363,514	28,976	4,765	831,469

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
2,216,896	10,473	1,355

There were no broker non-votes with respect to the ratification of the independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

AIR T, INC.

By: /s/ Cheryl C. Sigmon
Cheryl C. Sigmon, Vice President-
Finance, Treasurer and Secretary